CONSENT OF COUNSEL

We consent to the reference to our firm under the heading “Legal Counsel” in Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A of The Caldwell & Orkin Funds, Inc, as filed with the Securities and Exchange Commission on or about August 25, 2017.

/s/ Pascual LLC
PASCUAL LLC

Atlanta, Georgia
August 25, 2017